SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                              WESTBANK CORPORATION
               (Exact name of issuer as specified in its charter)

       Massachusetts                              04-2830731
(State or other jurisdiction          (I.R.S. Employer Identification No.)
      of incorporation)

                                225 Park Avenue
                   West Springfield, Massachusetts 01090-0149
             (Address of principal executive offices and zip code)

                           1996 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                            John M. Lilly, Treasurer
                              Westbank Corporation
                                225 Park Avenue
                   West Springfield, Massachusetts 01090-0149
                              Tel: (413) 781-7500
                    (Name and address of Agent for Service)

                                    Copy to:
                            W. Garth Janes, Esquire
                  Doherty, Wallace, Pillsbury and Murphy, P.C.
                         One Monarch Place, 19th Floor
                    Main Street, Springfield, MA 01144-1002

                        CALCULATION OF REGISTRATION FEE

                               Proposed       Proposed
 Title of                      Maximum        Maximum
Securities       Amount        Offering       Aggregate       Amount of
   to be         to be         Price per      Offering       Registration
Registered     Registered      Share (1)      Price (1)          Fee (2)

Common Stock    178,500
$2 Par Value     shares        $8.75          $1,561,875     $312.38

(1) Estimated pursuant to Rule 457(c) and Rule 457(h) under the
    Securities Act of 1933, as amended (the "Securities Act"), based on the average of the bid and asked prices for the Westbank Corporation Common Stock on June 17, 1997.

(2) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457(h)(1) under the Securities Act and pursuant to Section 6(b) of the Securities Act.

                                   PROSPECTUS




                              WESTBANK CORPORATION
                                (the "Company")


                178,500 Shares of Common Stock, $2.00 par value,
             offered pursuant to the Company's 1996 Stock Incentive Plan (the "Plan").

Westbank Corporation (the "Company") is offering or may offer a maximum of 178,500 shares (subject to adjustment in certain circumstances) of its Common Stock, $2.00 par value ("Common Stock"), to officers, employees and directors of the Company and its subsidiaries ("Subsidiaries"), as defined in the Plan, who have been or may be in the future granted options to purchase such shares pursuant to the Plan. Such offers are or will be made at the prices and on the terms and conditions contained in the respective stock option agreements entered into or to be entered into with each optionee.

Employees who purchase shares under the Plan will be free to re-offer or resell those shares without restriction, except for those employees who are Affiliates of the Company. Affiliates may not resell such shares under this Prospectus; they may resell only under a prospectus that is part of an appropriate effective registration statement under the Securities Act of 1933, as amended ("1933 Act"), or in compliance with Rule 144 of the Rules and Regulations of the Securities and Exchange Commission promulgated under the 1933 Act, or otherwise pursuant to an available exemption from registration. In general, Affiliates are persons with power to manage and direct the policies of the Company, such as its executive officers and directors, and certain relatives of such persons. Each employee who may be an Affiliate should, prior to reselling or re-offering any option shares, consult counsel to determine whether he or she may be subject to any of the foregoing restrictions.


           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is June 19, 1997

No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering made by this Prospectus; and any information or representations not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities to which this Prospectus relates in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                               TABLE OF CONTENTS

                                                             Page

          Additional Information                              2
          Incorporation by Reference                          3
          The Company                                         4
          The Plan                                            4
          Description of the Company's Common Stock           9
          Experts                                            11
          Legal Opinion                                      12


                             ADDITIONAL INFORMATION


The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form S-8 under the 1933 Act relating to the shares of Common Stock offered hereby. For further information, reference is made to the Registration Statement, including the Exhibits filed as a part thereof. Statements contained in this Prospectus as to the provisions of the Plan and the stock option agreements are not complete and in each instance reference is made to the Plan and Agreements.

The Company is subject to informational requirements under Section 13 of the Securities Exchange Act of 1934, as amended ("1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Reports and other information concerning the Company can be inspected without charge and copied upon payment of prescribed rates, at the public reference facilities maintained by the Commission at its offices at 450 Fifth Street, N.W., Washington, D.C. 20549; as well as at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048.
Additional updating information with respect to the securities and plan described herein may be provided in the future to plan participants by means of appendices to the Prospectus.

                           INCORPORATION BY REFERENCE

The following documents filed by the company with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

Documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14, and 15(d) of the 1934 Act, subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all the securities offered by this Prospectus have been sold or which deregisters all the securities remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other document which also is incorporated herein by reference modifies or replaces such statement. Any such statement as modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

The Company has delivered or caused to be delivered with this Prospectus to each employee to whom this Prospectus is sent or given a copy of the Company's annual report to shareholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the Company will promptly furnish without charge a copy of such report on written request of the Employee.

THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE HEREIN). SUCH REQUEST SHOULD BE DIRECTED TO JOHN M. LILLY, TREASURER, WESTBANK CORPORATION, 225 PARK AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01090-0149.

                     INFORMATION REQUIRED IN THE PROSPECTUS

                                  THE COMPANY

The Company, a Massachusetts corporation, is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. The Company was incorporated in 1983 and became a bank holding company through the acquisition of all of the common stock of Park West Bank and Trust Company on July 2, 1984. On February 20, 1987, the Company acquired all of the common stock of Chicopee Cooperative Bank. The Company's principal executive office is located at 225 Park Avenue, West Springfield, Massachusetts 01090-0149. Its telephone number is (413) 747-1400.


                                    THE PLAN

Adoption and Adjustment

On February 21, 1996, the Board of Directors of the Company (the "Board") unanimously adopted the Plan, subject to the approval of the shareholders of the Company, which approval was obtained at the Annual Meeting of Shareholders in April, 1996. As of the date of this Prospectus, 133,500 options to purchase shares have been issued pursuant to the Plan.

Nature and Purpose of the Plan

Subject to certain limitations, the Plan authorizes the grant of stock options ("Options") to purchase shares of Common Stock to employees and directors of the Company and its Subsidiaries. Specifically, the Plan authorizes the grant of two types of stock options. The first type ("Employee Stock Options") consist of both
(i) stock options that do not constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and (ii) incentive stock options which may be granted on a stand alone, combination or tandem basis. The second type ("Director Stock Options") are nonqualified stock options granted to non-employee directors of the Company (the "Eligible Directors").

The purpose of the Plan is to provide incentives and rewards for employees and Eligible Directors (i) to support the execution of the Company's business and human resource strategies and the achievement of its goals, and (ii) to associate the interests of the employees and Eligible Directors with those of the Company's shareholders.

Administration

The Plan provides that it is to be administered by the Compensation Committee of the Board of Directors. The present members of the Board of Directors are (*denotes members of Compensation Committee).

                                                   Relationship with
Name                     Address                      the Company

Roland O. Archambault    55 Tolpa Circle             Director
                         Chicopee, MA 01020

Mark A. Beauregard*      33 Ashton Lane              Director
                         South Hadley, MA 01075

David R. Chamberland     24 Shady Brook Lane         Director
                         West Springfield, MA 01089

Donald R. Chase          39 Timber Ridge Road        Director
                         West Springfield, MA 01089  President
                                                     Chief Executive
                                                     Officer

Leroy F. Jarrett*        807 Riverview Drive         Director
                         Chatham, MA 02633

Ernest N. Laflamme, Jr.* 865 Montgomery Street       Director
                         Chicopee, MA 01020          Vice Chairman of
                                                     the Board

Paul J. McKenna, D.M.D.  231 Park Drive              Director
                         Longmeadow, MA 01106

Robert J. Perlak         38 Brouillard Drive         Director
                         Chicopee, MA 01013          Clerk

George R. Sullivan       190 Knollwood Drive
					     Longmeadow, MA  01106

James E. Tremble         41 Farmington Avenue        Director
                         Longmeadow, MA 01106

Alfred C. Whitaker*      1060 Morgan Road            Director
                         West Springfield, MA 01089  Chairman of the
                                                     Board
                                                     Assistant Clerk

Members of the Board of Directors are elected for three year terms by the shareholders and are subject to removal in accordance with the Articles of Organization and By-Laws of the Company.

Within the limits set by the Plan, the Compensation Committee has discretion to determine the individuals to whom Employee Stock Options will be granted, the number of shares subject to each option, the date or dates at which options will be granted, the duration of such options and the manner in which such Options may be exercised. In selecting the employees of the Company and its Subsidiaries to whom options are granted, the Compensation Committee takes into account the nature of the services rendered or to be rendered by such persons, their potential contributions to the success of the Company and Subsidiaries and such other factors as the Board shall deem relevant.

With regard to the Director Stock Options, the Plan sets forth the circumstances under which such options shall be issued, to whom, and in what amounts. The Compensation Committee has no discretion as to the issuance of Director Stock Options.

Eligibility and Extent of Participation

Employee Stock Options may be granted under the Plan for such number of shares of Common Stock and to such officers and employees as the Board may from time to time determine. An optionee may be granted more than one Option. As of the date of this Prospectus, twenty-one
(21) employees held 122,500 Employee Stock Options under the Plan.

The aggregate fair market value of the stock (determined as of the date of the grant of this option) for which any employee may be granted incentive stock options intended to qualify under Section 422 of the Internal Revenue Code in any calendar year shall not exceed the sum of $100,000.00 plus the carryover amount, as hereinafter defined. For purposes of this section, the carryover amount for a employee for any year is equal to one-half the amount by which $100,000.00 exceeds the value at time of grant of the stock for which incentive stock options were granted in the prior year. Amounts may be carried over three years. In determining the fair market value of the stock for which any employee may be granted incentive stock options in any calendar year, the $100,000.00 current year limitation shall be applied first and then the carryover amount from the previous year.

Director Stock Options are granted in accordance with the Plan. As of the date of this Prospectus, there were eleven (11) Eligible
Directors, all of which held Director Stock Options under the Plan.

Shares Subject to the Plan

The Plan, as amended and adjusted, authorizes the grant of Options covering shares of Common Stock (subject to further adjustment in certain circumstances). If options granted under the Plan expire or terminate without having been exercised in full, new options may be granted in their place. The number of shares that may be made subject to Options under the Plan, as well as the number of shares subject to Options that have already been granted, and the price per share, are subject to adjustment in certain circumstances such as stock dividends, stock splits, recapitalizations, and other similar events. Subject to adjustments as provided in the Plan, a total number of shares available for the grant of options under the Plan shall not exceed 178,500 shares of the Company's common stock.

Option Price

The purchase price of the shares subject to Options under the Plan is the fair market value of the Common Stock on the date the Option is granted. Fair market value is determined by the Board in good faith.

The full purchase price for each share purchased on the exercise of an option under the Plan is payable in cash at the time of exercise.

Option Periods

Employee Stock Options granted under the Plan will expire in accordance with the agreement entered into between each such Employee and the Company at the time of grant.

Director Stock Options granted under the Plan will expire twenty years and one day after they are granted, or unless earlier terminated as provided in the Plan.

Termination of Employment, Death and Non-Assignability

Options are not assignable but may be transferred by will or by the laws of descent and distribution, and during the Optionee's lifetime are exercisable only by the Optionee.

Employee Stock Options will terminate in accordance with the agreement entered into between each such Employee and the company at the time of grant.

Director Stock Options will terminate no later than three (3) years after an eligible Director ceases to be a Director, as twenty years and one day after the awarding of the options, whichever is earlier.

Sale of Shares by Officers and Directors

Generally, directors and officers and certain relatives of such persons are considered Affiliates of the Company, and, as such, may not resell such shares under this Prospectus; they may resell only under a Prospectus that is part of an appropriate effective registration statement under the 1934 Act, or in compliance with Rule 144 of the Rules and Regulations of the Securities and Exchange Commission promulgated under the 1933 Act, or otherwise pursuant to an available exemption from registration.

General

The Board is authorized to interpret the Plan, prescribe rules and regulations related to the Plan, and make all other determinations necessary or advisable for its administration. The Board may at any time terminate the Plan or amend it as the Board deems advisable.

However, except as described under "Shares Subject to the Plan," the Board may not, without further approval of the stockholders, amend the Plan so as to increase the number of shares of the Common Stock as to which options may be granted, increase the total number of shares which may be acquired by an employee pursuant to options, or extend the period during which an option may be granted or exercised. In addition, the Board may not amend the Plan so as to adversely affect the rights of an optionee, without the consent of the individual involved.

The Plan will remain in effect until terminated by the Board.
Options granted before termination will continue in effect thereafter in accordance with the terms of the Plan.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and adjusted.

Taxation

          The following discussion summarizes the Federal income tax consequences to participants who may receive grants of awards under the Plan. The discussion is based upon interpretations of the Code in effect at the time, and regulations promulgated thereunder as of such date.

          Nonqualified Stock Options. For Federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option under the Plan. Upon the exercise of an option, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the excess of the fair market value of a share of Westbank Common Stock on the date of such exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant's exercise of the option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

          Westbank is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an option.

          Incentive Stock Options. Non taxable income is realized by the participant upon the grant or exercise of an incentive stock option. If shares of Westbank Common Stock are issued to a participant pursuant to the exercise of an incentive stock option granted under the Plan, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to a participant, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to Westbank for

Federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

          If shares of Westbank Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two- years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in the amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) Westbank will be entitled to deduct such amount (subject to the provisions of Section 162(m) of the Code). Any further gain or loss realized will be taxed as short-term capital gain or loss, as the case may be, and will not result in any deduction by Westbank.

          If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option is treated as a nonqualified stock option.


                   DESCRIPTION OF THE COMPANY'S COMMON STOCK

The Company is authorized to issue up to 9,000,000 shares of Common Stock, $2 par value. As of December 31, 1996, there were 3,346,802 shares of Common Stock outstanding. The Company also has authorized 100,000 shares of Preferred Stock, $5.00 par value. No shares of the Company's Preferred Stock are outstanding.

Dividend Rights

Holders of the Common Stock are entitled to receive such dividends as are declared by the Company's Board of Directors out of funds legally available therefor.

Voting Rights

Holders of the Common Stock are entitled to one vote for each share of stock held by them.

The shares of Common Stock do not have cumulative voting rights. This means that the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect 100% of the class of directors standing for election at any meeting if they choose to do so, and in such event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to the Board of Directors of the Company at the meeting.

Pre-emptive Rights

The holders of the Common Stock have no pre-emptive rights.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the affairs of the Company, after payment to the holders of any shares of preferred stock then issued and outstanding of the amounts to which they are entitled, the holders of Common Stock will be entitled to receive pro rata any assets distributable to shareholders in respect to shares held by them.

Election of Directors

Under both the Articles of Organization and the By-Laws of the Company, the Board of Directors is divided into three approximately equal classes designated, respectively, Class 1, Class 2 and Class
3. Each Director services for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such Director was elected, or, if the Director was not elected at an annual meeting, until the end of the term of class to which he was elected, and, in each case, until his successor is duly elected and qualified or until his earlier resignation, removal from office or death.

Other Matters

The Common Stock has no conversion rights, and is not subject to any redemption or sinking fund provisions or any further calls or assessments. The shares of Common Stock currently outstanding are, and the shares of Common Stock to be issued pursuant to the Plan will be, fully paid and non- assessable.

The Company's Articles of Organization impose certain limitations on the ability of the Company and its shareholders to recover monetary damages from the Company's Directors for breach of fiduciary duty by such Directors in their capacity as Director. Directors of the Company continue to have liability to the Company and its shareholders for monetary damages for any breach of fiduciary duty involving (i) breaches of the duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 61 and 62 of Chapter 156B of the Massachusetts General Laws (involving unauthorized distributions by the Company and loans to Directors or Officers) or (iv) any transaction from which the Director derived an improper personal benefit. Equitable remedies such as an injunction or recision may also continue to be available.

Extraordinary Corporate Transactions and Changes in Control

Under the Company's Articles of Organization, neither the Company nor any of its subsidiaries may be a party to any merger or consolidation, liquidation or dissolution, sale of all, substantially all or a substantial part of its assets or any reclassification or recapitalization of its stock unless one of the following conditions shall have been met: (i) the transaction has been approved by at least 75% of the total number of shares of stock of the Company entitled to vote on the matter and by at least a majority of the total number of shares of stock of the Company entitled to vote on the matter not owned by the entity other than the Company which is a party to the transaction, or any subsidiary or affiliate thereof (the "Receiving Entity"); (ii) the transaction has been approved by at least 75% of the members of the Company's Board of Directors not affiliated with the Receiving Entity ("Unaffiliated Directors"); (iii) the transaction has been approved by a majority of the Unaffiliated Directors prior to the date on which the Receiving Entity first acquired any stock of the Company; or (iv) the transaction has been approved by the holders of at least a majority of the shares of each class of stock of the Company entitled to vote on the matter and by at least a majority of the shares of each class of Stock of the Company entitled to vote on the matter not owned by the Receiving Entity, and the aggregate of the cash and fair market value of all consideration to be paid to holders of the Company's stock is equal to the amounts determined under a formula set forth in the Company's Articles.

In addition, the Company's Articles of Organization direct the Company's Board of Directors, in evaluating such a transaction, or a tender or exchange offer, to consider (i) the social and economic effects of the transaction on the Company, its subsidiaries, their employees, depositors, customers and the communities they serve,
(ii) the business and financial condition and earnings prospects of the other party and the possible effect of such conditions upon the Company, its subsidiaries and the communities they serve, and (iii) the competence, experience and integrity of the other party and its management.

Certain acquisitions of the Company's Common Stock are subject to the provisions of Chapter 110D of the Massachusetts General Laws ("Chapter 110D"), relating to "control share acquisition." Under Chapter 110D, a vote of shareholders will be necessary to determine whether shares of Common Stock acquired in a control share acquisition will have voting rights. Subject to various exceptions set forth in Chapter 110D, a control share acquisition generally means an acquisition of Common Stock in which any person, including his associates, acquires beneficial ownership of stock which, when aggregated with all other stock of the Company owned by such person, increases his voting power to one of the following ranges of voting power: (i) one fifth or more but less than one third, (ii) one third or more but less than a majority, or (iii) a majority or more. Shares acquired within ninety days before or after a control share acquisition or pursuant to a plan to make a control share acquisition are deemed to be part of the control share acquisition.


                                    EXPERTS

The consolidated financial statements of Westbank Corporation as of December 31, 1995 and 1996 and for each of the years in the three year period ended December 31, 1996 incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINION

Doherty, Wallace, Pillsbury and Murphy, P.C., counsel for the Company, will give its opinion as to the legality of the Common Stock being offered hereby, indicating that when sold, the Common Stock will be legally issued, fully paid and nonassessable.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

In general, Article V, Section 9 of the Company's By-Laws provides for indemnification of each director, officer, employee or agent of the Company, any former director, officer, employee or agent of the Company, and any person who is or shall be a director, officer, employee or agent of another organization in which the Company owns shares or of which it is a creditor, against all liabilities and expenses reasonably incurred by such person in connection with, or arising out of, any action, suit or proceeding in which such person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of the Company or such other organization, except in relation to matters as to which such person shall be finally adjudged (other than by consent) in such action, suit or proceeding not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or such other organization, and, with respect to any criminal action or proceeding, only to the extent that he had no reasonable cause to believe his conduct was unlawful.


                                    EXHIBITS

See Exhibit Index.

                                  UNDERTAKINGS

(a)  The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Regulation
          Statement:

            (i)  To include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any fact or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously dis-closed in the Registration Statement or any material change to such information in the Registration Statement:

          Provided, however, that undertakings (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bonafide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the consummation of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Security Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant and the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Springfield, Commonwealth of Massachusetts, on June 19, 1997.

                                        WESTBANK CORPORATION



                                        By: /s/ Donald R. Chase
                                       Donald R. Chase, President

                               POWER OF ATTORNEY

We, the undersigned Directors and Officers of Westbank Corporation, do hereby severally constitute and appoint Donald R. Chase and John
M. Lilly, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as Directors and Officers and execute any and all instruments for us in our name in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933, as amended and adjusted, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-8 including specifically but without limitation, power and authority to sign for us or any of us, in our names in the capacities listed below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Springfield, Commonwealth of Massachusetts, on June 19, 1997.

     Signature                     Title               Date

/s/ Donald R. Chase           President, Chief         June 19, 1997
Donald R. Chase               Executive Officer
                              and Director
                              (Principal Executive
                              Officer)

/s/ Alfred C. Whitaker        Chairman of the Board    June 19, 1997
Alfred C. Whitaker            and Director

/s/ John M. Lilly             Treasurer and Chief      June 19, 1997
John M. Lilly                 Financial Officer
                              (Principal Financial
                              and Accounting
                              Officer)

/s/ Roland O. Archambault     Director                 June 19, 1997
Roland O. Archambault

/s/ Mark A. Beauregard        Director                 June 19, 1997
Mark A. Beauregard

/s/ David R. Chamberland      Director                 June 19, 1997
David R. Chamberland

/s/ Leroy F. Jarrett          Director                 June 19, 1997
Leroy F. Jarrett

/s/ Ernest N. Laflamme, Jr.   Director                 June 19, 1997
Ernest N. Laflamme, Jr.

/s/ Paul J. McKenna, D.M.D.   Director                 June 19, 1997
Paul J. McKenna, D.M.D.

/s/ Robert J. Perlak          Director                 June 19, 1997
Robert J. Perlak

/s/ George R. Sullivan        Director                 June 19, 1997
George R. Sullivan

/s/ James E. Tremble          Director                 June 19, 1997
James E. Tremble

                                 EXHIBIT INDEX


Number                        Exhibit

  4    Westbank Corporation 1996 Stock Option Plan              *

  5 Opinion of Doherty, Wallace, Pillsbury & Murphy, P.C. INCLUDED HEREIN regarding legality

 23.1  Consent of Deloitte & Touche LLP                       INCLUDED HEREIN

 23.2  Consent of Doherty, Wallace, Pillsbury and             INCLUDED HEREIN
       Murphy, P.C. (contained in its opinion filed as Exhibit 5)

 24    Power of Attorney (included on signature               INCLUDED HEREIN
       page hereof)

* Incorporated by reference to Exhibit A contained in the annual Proxy Statement for the Annual Meeting dated April 17, 1996.